Exhibit 23.1

Deloitte LLP
Bay Adelaide East
8 Adelaide Street West
Suite 200
Toronto ON M5H 0A9
Canada

Tel: 416-601-6150
Fax: 416-601-6610
www.deloitte.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated February 22, 2021, relating to the financial statements of TELUS International (Cda) Inc. appearing in the Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
September 21, 2021